Exhibit 10.1

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment to License Agreement (the “Amendment”), effective as of April 27, 2020 (the “Amendment Effective Date”) by and between Bausch Health Ireland Limited (“Bausch Health”) and Clearside Biomedical, Inc. (“Clearside”), amends that certain License Agreement, dated October 22, 2019, by and between Bausch Health and Clearside (the “Agreement”).  Each of Bausch and Clearside shall be referred to herein individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereby agree as follows:

Article I.AGREEMENT AMENDMENT

1.Section 1.98 of the Agreement is hereby amended by deleting in its entirety and replacing it with the following:

“Territory” means, collectively, (a) the Original Territory and (b) any Additional Region for which Bausch Health has exercised its Option pursuant to Section 2.8(a) and which has not been terminated pursuant to Section 2.8(b) or (c).

2. Article 1 of the Agreement is hereby amended by adding the following new definitions to that section:

“European Union” means the economic, scientific and political organization of European member states, as its membership may be altered from time to time, and any successor thereto; provided, that for the purposes of this Agreement, the European Union shall always include the United Kingdom.

“Major Market” means [***].

“Original Territory” means Canada and the U.S.

3.The following shall be added to the Agreement as Section 2.8:

2.8Bausch Health’s Option.

(a)Clearside hereby grants to Bausch Health an exclusive option to add one (1) or more of the following regions to the definition of “Territory” under this Agreement, solely in connection with Bausch Health’s rights or obligations with respect to XIPERE Product(s): (i) European Union, (ii) Australia and New Zealand and (iii) South America and Mexico (each, an “Additional Region”; collectively, the “Additional Regions”; such option, the “Option”). The Option shall commence on the Amendment Effective Date and continue until the earlier of (i) the date of FDA Regulatory Approval of Product and (ii) August 31, 2021  (such period, the “Option Term”; the end date, the “Option End Date”). Bausch Health may exercise the Option with respect to each Additional Region by delivering a written exercise notice to Clearside. With respect to

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

each Additional Region, if Bausch Health fails to exercise its Option before the Option End Date, then Clearside shall have the right to exploit the XIPERE Products in such Additional Regions, either on its own or in collaboration with a Third Party, with no further obligations owed to Bausch Health.  In the event that Bausch Health timely exercises its Option for a given Additional Region, such Additional Region shall be automatically added to the Territory as of the date of the exercise of such Option and the terms of the Agreement (including the license grant in Section 2.1) shall apply to such Additional Region as part of the Territory (except to the extent expressly stated in Section 7 below). In addition, in the event that Bausch Health timely exercises its Option for a given Additional Region, the Parties shall add applicable Licensed Patents and Licensed Marks to Exhibit 1.64 and Exhibit 1.63, respectively, as well as discuss in good faith the disclosure and transfer of any Licensed Know-How and Regulatory Submissions (including any Regulatory Approvals) relevant to the Additional Regions (which disclosure and/or transfer shall occur within a commercially reasonable time after Bausch Health’s exercise of the Option). In addition, in the event that Bausch Health timely exercises its Option for a given Additional Region, the Parties shall discuss and negotiate, in good faith and acting reasonably, any necessary or desired changes to the Safety Agreement resulting from the addition of any Additional Regions. For the avoidance of doubt, Clearside does not, and nothing herein shall be deemed to, grant Bausch Health any license or right to Develop, Manufacture, have Manufactured, Commercialize or otherwise use or exploit Other Products in any Additional Region.

(b) For each Additional Region for which Bausch Health exercises its Option, Bausch Health shall use Commercially Reasonable Efforts to Develop and to obtain Regulatory Approval for at least [***] in at least [***] in such Additional Region, [***]. If [***], then, as Clearside’s sole remedy [***], all rights granted to Bausch Health with respect to such Additional Region shall automatically terminate and shall promptly revert to Clearside on a fully paid-up and royalty-free basis, and the effects of termination set forth in Section 13.3 shall thereafter apply with respect to such Additional Region.

(c) If [***], then all rights granted to Bausch Health with respect to such Additional Region shall automatically terminate and shall revert to Clearside on a fully paid-up and royalty-free basis, and the effects of termination set forth in Section 13.3 shall thereafter apply with respect to such Additional Region.

(d) [***].

(e) During the Option Term, on reasonable request from Bausch Health but no more than once during the Option Term, representatives of Clearside and Bausch Health shall meet with each other in-person, by video or telephonically, for the purposes of Clearside providing Bausch Health with an update on the current status of the XIPERE Product in each of the Additional Regions, answering any reasonable questions of Bausch Health respecting the XIPERE Product in the Additional Regions and providing Bausch Health with any reasonable documentation or information reasonably requested by Bausch Health, excluding, for clarity, the data and information contained in the Device Master File.

4.Section 8.1(b) of the Agreement is hereby amended by revising it as follows:

(a) deleting the following milestones in their entirety, together with their associated payments: [***]; and

(b) adding the following milestones to the end of the milestone table: (i) [***]; and (ii) [***]. For clarity, the milestone payments set forth in subsections (i) and (ii) of this subsection (b) shall be payable only in the event Bausch Health exercises its Option with respect to the European Union.

5.Section 8.2(a) shall be deleted in its entirety and replaced with the following:

(a)Earned Royalties. During the applicable Royalty Term, Bausch Health shall make quarterly non-refundable, non-creditable (provided that specified costs incurred by Bausch Health pursuant to Section 4.1(a), Section 4.3 or Section 8.2(e) may be credited against such payments, as described in Section 4.1(a), Section 4.3 or Section 8.2(e), as the case may be) royalty payments to Clearside on Net Sales of all Products sold in the Original Territory or the Additional Regions, as applicable, during the applicable Calendar Quarter, as calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of Net Sales of all such Products sold in the Original Territory or the Additional Regions, as applicable, for such Calendar Quarter. Notwithstanding the foregoing, no such royalties shall be due or payable by Bausch Health on the first Forty-Five Million Dollars ($45,000,000) of aggregate Net Sales of all Products in the Original Territory, calculated on a cumulative (and not annual) basis. Once cumulative Net Sales on all Products in the Original Territory achieves Forty-Five Million Dollars ($45,000,000), royalties will then be calculated as follows with respect to Net Sales of Products in the Original Territory: (i) on Net Sales of each XIPERE Product in the Original Territory, and the applicable royalty rates below for XIPERE Products will be applied, and (ii) on Net Sales of each Other Product in the Original Territory, and the royalty rate below for Other Products will be applied.

Annual Net Sales in the Territory	Royalty Rate
Annual Net Sales of XIPERE Products in the Original Territory
Portion of annual Net Sales up to and including [***]	[***]%
Portion of annual Net Sales above [***]	[***]%
Annual Net Sales of Other Products in the Original Territory	[***]%
Annual Net Sales of XIPERE Products in the Additional Regions
Portion of annual Net Sales up to and including [***]	[***]%

Portion of annual Net Sales above [***]	[***]%

Notwithstanding the above, for the Calendar Year in which the cumulative Net Sales on all Products in the Original Territory first achieves Forty-Five Million Dollars ($45,000,000), the calculation of annual Net Sales for the purposes of determining the royalty rate on XIPERE Products for such Calendar Year shall be calculated commencing with the first dollar after the achievement of such cumulative Net Sales of Forty-Five Million Dollars ($45,000,000). In addition, for XIPERE Products, each royalty rate set forth in the table immediately above shall only be applied to the annual Net Sales of the XIPERE Product within the applicable royalty range. For example, royalties due to Clearside for annual Net Sales of the XIPERE Product in the Original Territory of [***] would be calculated as follows:

Royalty =	[***] =	[***]
	[***] =	[***]
[***]

6.Section 13.2(a) of the Agreement shall be deleted in its entirety and replaced with the following:

13.2

Termination for Failure to Receive Approval. Bausch Health may terminate the Agreement immediately upon written notice to Clearside if the FDA has not approved the XIPERE NDA by August 31, 2021; provided that, such termination right shall expire on the earlier of (i) the approval of the XIPERE NDA or (ii) [***].

7.Section 15.8 of the Agreement is hereby amended by adding the following to the end of that section:

Notwithstanding anything to the contrary in this Agreement, all references to “Territory” shall mean the “Original Territory” in the following provisions: [***].

Article II.MISCELLANEOUS

1.Capitalized terms not defined herein shall have the same meanings as set forth in the Agreement.

2.Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

3.This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Amendment shall become binding when each Party shall have received a counterpart of such agreement signed by the other Parties.

[signature page follows]

THIS FIRST AMENDMENT TO LICENSE AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Amendment Effective Date.

CLEARSIDE BIOMEDICAL, INC.	BAUSCH HEALTH IRELAND LIMITED

Signature:/s/ George LasezkaySignature: /s/ Graham Jackson

Name: George LasezkayName:Graham Jackson

Title: CEOTitle: Director

Date: April 27, 2020Date: April 27, 2020